Bullion Sees Profitability for Fiscal Quarter

OREM, Utah – September 15, 2008 – Bullion Monarch Mining, Inc. (OTCBB: BULM – news), a natural resource company owning gold, silver and oil shale mining interests in Utah and Nevada, announced earnings of $422,019 or $0.01 per share for its fiscal quarter ending July 30, 2008, as filed with the SEC on Form 10-Q. The Company has chosen to continue self-funding of its oil shale technology subsidiary, EnShale, Inc., which make’s Bullion’s final positive bottomline more significant.

Bullion reported royalty revenues from its gold mining-related operations of $1,071,160 for the three month period ended July 31, 2008, versus $320,057 for the same period in the prior fiscal year – over a 30% gain. Conversely, the Company reported an increase of $567,683 in general, administrative and research and development costs for the same periods, again due primarily to EnShale’s demonstration plant pegged for a December, 2008, completion.

Mr. R. Don Morris, President and CEO, stated, “Similar to our financials as reported for fiscal year-end April 30, 2008, Bullion again has benefited significantly from the increase in our gold mining royalty income, aiding us in reporting positive bottom line earnings while allowing for our projected, timely development of EnShale’s technology to bring forth sweet crude from the underground mining of oil shale in an economically and environmentally positive method from our lands leased from the State of Utah. All in all, we are looking forward to offering our shareholders continued positive announcements, quarter by quarter, as related to all of our operations – gold and silver to oil shale and beyond.”

For a complete review of Bullion Monarch Mining’s fiscal year-ending April 30, 2008, 10-KSB Annual Report as reported to the Securities and Exchange Commission, please visit www.sec.gov or contact the Company for a copy of the full filing.

BULLION PROFILE

Bullion Monarch Mining, Inc., (www.bullionmm.com), has been involved with precious metal exploration and mining since 1948. Since, Bullion has worked with the likes of Newmont Mining and Kennecott. Bullion owns 80% of EnShale, Inc. activating its entry into oil shale mining and development. Developing new technology with cooperation from Idaho National Laboratories and Emery Energy, LLC, EnShale is working to complete its demonstration model for environmentally friendly and cost-effective removal of oil from underground mined shale. Initially, Bullion plans to mine shale from lease interests acquired from the State of Utah.

FORWARD LOOKING STATEMENTS Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Bullion Monarch Mining’s (“Bullion”), beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements.  All forward-looking statements included in this press release are made as of the date hereof and are based on information available to Bullion as of such date.  Bullion assumes no obligation to update any forward-looking statement.  Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s ability to obtain sufficient capital to finance needed working capital; developmental capital; equipment and hire additional personnel as may become required by its new technology from its subsidiary company, EnShale; Bullion’s primary operations; variations in market and economic conditions; the Company’s ability to complete negotiations and execute certain agreements and other unanticipated factors.  Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.

Contact:

Mr. Robert Morris, Bullion Monarch Mining, at 801.426.8111 or robmorris@bullionmm.com

Or, for financial industry members and shareholders, Ms. Laurie S. Roop-Comeau, President, Shareholder Relations, at 435.652.3884 or laurie@shareholder-relations.net

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